UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

Northfield Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35791	80-0882592
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

581 Main Street,	Woodbridge,	New Jersey	07095
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code:        (732) 499-7200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.01 per share	NFBK	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The 2023 Annual Meeting of Stockholders was held on May 24, 2023 (the “Annual Meeting”). The matters considered and voted on by Northfield Bancorp, Inc.'s (the “Company’s”) stockholders at the Annual Meeting and the votes of stockholders were as follows:

Matter 1. The election of three directors listed below.

NAME	FOR	WITHHELD	BROKER NON-VOTES
Annette Catino*	28,125,930	4,384,256	5,216,102
John P. Connors, Jr.*	30,257,859	2,252,327	5,216,102
Gualberto (Gil) Medina**	31,881,517	628,669	5,216,102
* Each to serve for a three-year term.
** To serve a one-year term.

Matter 2. An advisory (non-binding) resolution to approve the executive compensation described in the Proxy Statement.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
30,887,818	1,462,921	159,447	5,216,102

Matter 3. The ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

FOR	AGAINST	ABSTAIN
37,272,939	300,738	152,611

Item 9.01.    Financial Statements and Exhibits.

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHFIELD BANCORP, INC.
DATE: May 30, 2023	By:	/s/ William R. Jacobs
William R. Jacobs
Chief Financial Officer
(Principal Financial and Accounting Officer)